UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

MAUI LAND & PINEAPPLE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without Par Value	MLP	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of Chief Financial Officer

On September 23, 2021, Maui Land & Pineapple Company, Inc. (the “Company”), appointed Wade K. Kodama as Chief Financial Officer, effective October 1, 2021. Mr. Kodama will also serve as the Company’s Principal Financial Officer and Treasurer.

Mr. Kodama has more than 30 years of executive management experience in the real estate and construction industries in Hawaii. Prior to joining the Company, Mr. Kodama worked in several financial management roles since 2016, including Chief Financial Officer of Hawaii Unified Industries, LLC, Vice President of Finance of Grace Pacific LLC, Controller of Pulama Lanai, and Project Controller of Granite Construction, Inc,. Mr. Kodama received his bachelor's degree in Business Administration with a major in Accounting from the University ‐of Hawaii.

In connection with Mr. Kodama’s appointment as Chief Financial Officer, the Company and Mr. Kodama entered into an employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Kodama will receive an annual base salary of $190,000 and is eligible to receive annual and long-term incentive compensation. Payment of incentive compensation is payable in common stock of the Company and based on achieving predetermined thresholds under performance measurements established by the Board’s Compensation Committee.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement.

There are no family relationships between Mr. Kodama and any director or executive officer of the Company or its subsidiaries.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: September 24, 2021	By:	/s/ WARREN H. HARUKI
Warren H. Haruki
Chairman and Chief Executive Officer